Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 30, 2025 (this “Agreement”), is made by PDS Biotechnology Corporation, a Delaware corporation (the “Company”), and the Subsidiaries of the Company party hereto from time to time (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) in favor of the JGB Collateral LLC, a Delaware limited liability company (the “Collateral Agent”), on behalf of  the holders of the Company’s Senior Secured Convertible Debentures Due April 30, 2028, in the original aggregate principal amount of $22,222,222 (as amended, restated, supplemented or otherwise modified from time to time, collectively, the “Debentures”) (including their permitted transferees and assigns, collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Debentures), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Debentures;

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Debentures; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Collateral Agent, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)          “Collateral” means the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)          All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)         All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii)        All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)         All documents, letter-of-credit rights, instruments and chattel paper;

(v)          All commercial tort claims;

(vi)         All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)        All investment property;

(viii)       All supporting obligations;

(ix)         All files, records, books of account, business papers, and computer programs; and

(x)          The products and proceeds of all of the foregoing Collateral set forth in clauses (i) – (ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule G hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding anything to the contrary contained herein, the “Collateral” shall not include (a) any property that is the subject of a lien securing purchase money indebtedness permitted under the Debentures pursuant to documents that prohibit any Debtor from granting any other liens in such property, (b) any application to register a trademark with the United States Patent and Trademark Office on the basis of an “intent-to-use” until an applicable statement of use has been submitted and accepted by the United States Patent and Trademark Office with respect thereto, (c) any lease, license or other contract of any Debtor if the grant of a security interest in such lease, license or contract in the manner contemplated by this Agreement is prohibited by the terms of such lease, license or contract or by applicable law and would result in the termination of such lease, license or contract or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter any Debtor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), (d) any Excluded Account, (e) motor vehicles, airplanes and other assets subject to certificates of title to the extent a Lien therein cannot be perfected by the filing of UCC financing statements, (f) commercial tort claims less than $250,000 in the aggregate, (g) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of applicable law (including the UCC), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (h) assets which a pledge thereof or a security interest therein is prohibited by Law or by agreements containing anti-assignment clauses not overridden by applicable law (including the UCC), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (i) margin stock, and (j) those assets as to which the Collateral Agent and the Borrowers reasonably and mutually agree in writing the cost of creating or perfecting such pledges or security interests in such assets are excessive in relation to the value to the Lenders of the security to be afforded thereby; provided, that (i) any such limitation described in the foregoing clauses (a) and (c) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including pursuant to a Bankruptcy Event (as defined in the Debentures)) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such lease, license or contract or in any Applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such lease, license or contract shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

“Excluded Account” means in the ordinary course of business in each case: any (a) payroll and other employee wage and benefit accounts and any account used for disbursements, (b) accounts cash collateralizing letter of credit obligations permitted by the Debentures, (c) zero balance accounts, (d) accounts that solely functions as a trust, fiduciary, escrow, withholding or tax payment account, and (e) other accounts in respect of which the average monthly balance of funds on deposit therein does not exceed (x) for any such account excluded in reliance on this clause (d) individually, $100,000 and (y) for all such accounts excluded in reliance on this clause (d) in the aggregate, $200,000. Notwithstanding anything to the contrary contained within, the aggregate value of subsections (a) through (e) of Excluded Accounts (other than amounts in subsection (b) relating to accounts cash collateralizing letter of credit obligations) shall not exceed $350,000 in the aggregate at any one time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

“Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent (as that term is defined below) may reasonably request.

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, in each case arising under this Agreement,  the Debentures, the Guarantees and the other Transaction Documents (as defined in the Purchase Agreement) (other than the Warrant),  whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Guarantees and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

“Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.          Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full (other than inchoate reimbursement obligations for which no demand has been made), as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Collateral Agent for the benefit of the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.          Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents, in each case, in excess of $500,000 representing any of the other Collateral, in each case, together with all Necessary Endorsements.  The Debtors are, contemporaneously with the execution hereof, delivering to Collateral Agent, or have previously delivered to Collateral Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.          Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)          Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.  This Agreement has been duly executed by each Debtor.  This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located (other than if such Collateral is Inventory in transit, Equipment out for repair or servicing in the ordinary course of business, in the possession of employees, intangible Collateral, or Collateral that does not exceed $500,000 in the aggregate for all Debtors), except as set forth on Schedule A attached hereto.  Except as specifically set forth on Schedule A, each Debtor is the lessee or record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Debentures).  Except as disclosed on Schedule A, none of the Collateral in excess of $250,000 is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)         Except for Permitted Liens (as defined in the Debentures) and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized through all corporate or limited liability company power, as applicable, to grant the Security Interests.  Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral except in connection with Permitted Liens.  Except as set forth on Schedule C attached hereto, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement or in connection with any Permitted Lien).

(d)        No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)         Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its chief executive office and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 10 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents, if any, have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)         This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens (as defined in the Debentures), securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of Account Control Agreements (as defined in the Purchase Agreement) satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors (other than Excluded Accounts), and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder.  Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement and the execution and delivery of said Account Control Agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent and the Secured Parties hereunder.

(g)          Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)          The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)          The capital stock and other equity interests listed on Schedule G hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company in its Subsidiaries.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens (as defined in the Debentures).

(j)          The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)          Except for Permitted Liens (as defined in the Debentures), each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof.  Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties.  At the request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)          No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except as permitted under the Debentures, including in connection with a Permitted Acquisition or a Permitted Disposition (each as defined in the Debentures)) without the prior written consent of the Collateral Agent.

(m)        Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (ordinary war and tear excluded).

(n)         Each Debtor shall maintain (a) insurance with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against, by Persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries; and (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.  All such insurance policies required pursuant to clause (a) of this Section shall name the Collateral Agent as a loss payee (in the case of property or other casualty insurance) and an additional insured (in the case of liability insurance). Copies of such policies or the related certificates, in each case, naming the Collateral Agent as lender loss payee and additional insured shall be delivered to the Collateral Agent at least annually and at the time any new policy of insurance is issued.

(o)        Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Collateral Agent, therein.

(p)          Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Collateral Agent has been granted a security interest hereunder, substantially in a form reasonably acceptable to the Collateral Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)        Each Debtor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and upon five (5) days’ prior written notice to the Company, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time; provided, that unless an Event of Default has occurred and is continuing, Debtors shall not be obligated to reimburse the Collateral Agent for more than one such inspection in any calendar year. Notwithstanding anything to the contrary hereunder, no Debtor or its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter which, (i) in respect of which disclosure to the Collateral Agent or a Holder (or their respective representatives or contractors) is prohibited by applicable law, fiduciary duty or contractual obligation (not created in contemplation thereof) or (ii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

(r)          Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)        Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral with a fair market value in excess of $250,000 and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)          All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)          The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing in its jurisdiction of organization and any rights and franchises material to its business.

(v)         No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity unless it provides at least 10 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)        Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(x)          No Debtor may relocate its chief executive office to a new location without providing 10 days prior written notification thereof to the Collateral Agent and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)        Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, as such schedule may be amended and/or supplemented from time to time, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)          (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) as of the date hereof, no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) as of the date hereof, no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) as of the date hereof, no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)        At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb)       Each Debtor, in its capacity as issuer, hereby agrees, to comply with any and all orders and instructions of Collateral Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC.  Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)       Each Debtor shall cause all tangible chattel paper constituting Collateral in excess of $250,000  to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic chattel paper in excess of $250,000, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)      If there is any investment property or deposit account (other than Excluded Accounts) included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an Account Control Agreement, in form and substance in each case reasonably satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent for the benefit of the Secured Parties within 45 days of the Closing Date (with respect to deposit accounts included in Collateral as of the Closing Date) or creation or acquisition thereof (with respect to deposit accounts created or acquired after the Closing Date).

(ee)        To the extent that any Collateral consists of letter-of-credit rights in excess of $250,000, the applicable Debtor shall cause the issuer of each underlying letter of credit with respect thereto to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff)        To the extent that any Collateral is in the possession of any third party (other than if such Collateral is Inventory in transit, Equipment out for repair or servicing in the ordinary course of business, in the possession of employees, intangible Collateral, or Collateral that does not exceed $500,000 either individually or in the aggregate for all Debtors), the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

(gg)       If any Debtor shall at any time hold or acquire a commercial tort claim in excess of $250,000, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)        [Reserved].

(ii)         Each Debtor shall cause each New Subsidiary (as defined in the Purchase Agreement) of such Debtor to promptly become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors.  Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect.  The Additional Debtor shall also deliver, unless waived by the Collateral Agent, such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request.  Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)       Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Debentures.

(kk)      Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor.  Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer.

(ll)        In the event that, upon an occurrence and continuance of an Event of Default and the exercise of the Collateral Agent’s remedies hereunder, Collateral Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Collateral Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Collateral Agent and allow the Transferee or Collateral Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)     Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)      Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)       As of the date hereof, Schedule F attached hereto lists all of the registered patents, patent applications, registered trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. As of the date hereof, Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof

(pp)        [Reserved]

5.         Effect of Pledge on Certain Rights.  If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.          Defaults. The occurrence of an Event of Default (as defined in the Debentures) under the Debentures shall constitute an Event of Default hereunder.

7.           Duty To Hold In Trust.

(a)        Upon the occurrence and the continuance of any Event of Default, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

(b)         If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Collateral Agent subject to the terms of this Agreement as Collateral.

8.           Rights and Remedies Upon Default.

(a)          Upon the occurrence and the continuance of any Event of Default, the Secured Parties, acting through the Collateral Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC.  Without limitation, the Collateral Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i)          The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Collateral Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)          Upon notice to the Debtors by Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon the giving of such notice, Collateral Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)        The Collateral Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)        The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)       The Collateral Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent, on behalf of the Secured Parties, or its designee.

(vi)         The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b)          The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c)        For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.        Applications of Proceeds. Subject to the Purchase Agreement and the Debentures, the proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.         Securities Law Provision.  Each Debtor recognizes that Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  Each Debtor shall cooperate with Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Collateral Agent) applicable to the sale of the Pledged Securities by Collateral Agent.

11.        Costs and Expenses. Each Debtor agrees to pay all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent.  The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein.  The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable and documented expenses, including the reasonable and documented fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Collateral Agent the amount of any and all reasonable and documented expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

12.       Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  Without limiting the generality of the foregoing, (a) neither the Collateral Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times.

13.       Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby.  Until the Obligations shall have been paid in full in cash (other than inchoate reimbursement obligations for which no demand has been made), the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.         Term of Agreement; Releases.

(a)         This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures and all other Obligations have been paid in full in cash (other than inchoate reimbursement obligations for which no demand has been made) (the “Termination Date”). On the Termination Date, this Agreement shall be of no further force and effect (provided, however, that all indemnities of the Debtors contained in Section 19(k) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement),  and at the written request and expense of the Debtors, the Collateral Agent shall promptly execute and deliver to such Debtor all releases or other documents, and reassign, transfer or deliver the Collateral in the possession of the Collateral Agent to the Debtors, without recourse, representation, warranty or other assurance of any kind.

(b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Debentures or the Purchase Agreement or any Debtor is released in a transaction permitted by the Debentures or the Purchase Agreement (or is otherwise released at the direction of the Required Holders), then the Collateral Agent’s security interest in and Lien on such disposed Collateral or this Agreement with respect to such Debtor, shall automatically be released and terminated, and at the request and sole expense of such Debtor, the Collateral Agent shall promptly execute and deliver to such Debtor all releases or other documents reasonably requested for the release of the Liens created hereby on the Collateral of the Debtor, and reassign, transfer or deliver the Collateral of the Debtor in the possession of the Collateral Agent to such Debtor, without recourse, representation, warranty or other assurance of any kind.

15.          Power of Attorney; Further Assurances.

(a)        Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)          On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)          Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to perfect the security interests granted pursuant to this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.        Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Debentures).

17.       Other Security. To the extent that the Obligations are now or hereafter  secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.       Appointment of Collateral Agent.  Pursuant to Section 4.13 of the Purchase Agreement, the Secured Parties have appointed the Collateral Agent for purposes of exercising any and all rights and remedies of the Secured Parties hereunder.

19.          Miscellaneous.

(a)          No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)       All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)          This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Collateral Agent, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)         No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)          This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Collateral Agent (other than by merger).  The Collateral Agent may assign its rights hereunder in accordance with the Debentures.  Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)          Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)          Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof other than Sections 5-1401 and 5-1502 of the New York General Obligations Law.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(j)          All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)        Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence, fraud, bad faith or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)          Nothing in this Agreement shall be construed to subject Collateral Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

20.         Conflicts. In the event of any conflict between any provision in this Agreement and a provision in the Debentures, such provision of the Debentures shall control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

PDS BIOTECHONOLOGY CORPORATION

By: /s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: Chief Executive Officer

PDS OPERATING CORPORATION

By: /s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: Chief Executive Officer

[SIGNATURE PAGE OF COLLATERAL AGENT FOLLOWS]

COLLATERAL AGENT:

JGB COLLATERAL LLC

By:	/s/ Brett Cohen
Name: Brett Cohen
Title: President

Name of Investing Entity:

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

ANNEX A
to
SECURITY
AGREEMENT
FORM OF ADDITIONAL DEBTOR JOINDER
Security Agreement dated as of April 30, 2025 made by PDS Biotechnology Corporation, and its Subsidiaries party thereto from time to time, as Debtors to and in favor of JGB Collateral LLC, a Delaware limited liability company (the “Collateral Agent”), on behalf of the Secured Parties identified therein (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”)
Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.
The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.
          Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.
          An executed copy of this Additional Debtor Joinder  (this “Joinder”) shall be delivered to the Collateral Agent for delivery to the Secured Parties, and the Collateral Agent and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.
Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Joinder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof other than Sections 5-1401 and 5-1502 of the New York General Obligations Law.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

Name of Additional Debtor
By:
Name:
Title:
Address:

Dated: